UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 28, 2016

SUNCOKE ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001- 35782	35-2451470
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1011 Warrenville Road, Suite 600
Lisle, Illinois		60532
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (630) 824-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 28, 2016, SunCoke Energy, Inc. (the “Company”) delivered a non-binding proposal to the Board of Directors (the “GP Board”) of SunCoke Energy Partners GP LLC, the general partner of SunCoke Energy Partners, L.P. (the “Partnership”), to acquire all of the Partnership’s outstanding common units not already owned by the Company and its affiliates in exchange for 1.65 shares of the Company’s common stock for each issued and outstanding publicly-held common unit of the Partnership, in a transaction to be structured as a merger of the Partnership with a wholly-owned subsidiary of the Company. The proposal is subject to the negotiation and execution of a mutually acceptable definitive agreement and approval of such definitive agreement and the transactions contemplated thereunder by the Company’s Board of Directors and the Conflicts Committee of the GP Board (the “GP Conflicts Committee”). The proposed transaction also will require approval by a majority of votes cast by the Company’s common stockholders at a meeting, and approval by a majority of the Partnership’s outstanding common units, including the common units held by affiliates of the Company. Through its affiliates, the Company owns approximately 53.9% of the Partnership’s outstanding common units which the Company intends to vote in favor of the proposed transaction. Closing of the proposed transaction also is conditioned upon receipt of customary regulatory approvals.

It is anticipated that the authority to evaluate and respond to the proposal will be delegated to the GP Conflicts Committee by the GP Board. There can be no assurance that a definitive agreement will be executed or that any transaction will be approved or consummated.

A copy of the Partnership’s press release dated October 31, 2016, announcing its receipt of the proposal and a copy of the proposal are attached to this Current Report on Form 8-K as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference. The description of the proposal is qualified in its entirety by reference to the full text of such proposal.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated October 31, 2016

99.2	Company proposal letter, dated October 28, 2016

Forward-Looking Statements

This Current Report on Form 8-K contains certain “forward-looking statements” which reflect the Partnership’s views and assumptions as of the date of this Current Report on Form 8-K regarding future events, results or outcomes. These forward-looking statements include statements about, among other things, the transactions described in the Company’s proposal, including the delegation of the proposal to the GP Conflicts Committee. These statements involve known and unknown risks, uncertainties and other factors, many of which may be beyond the Partnership’s control, including the risk that the proposed transaction is not consummated at all or on the initial terms proposed or any other terms, that may cause actual results to differ materially from any future events, results, performance or achievements expressed or implied by the forward-looking statements. All forward-looking statements speak only as of the date hereof. The Partnership undertakes no obligation to update or revise publicly any such forward-looking statements. The Partnership cautions you not to place undue reliance on these forward-looking statements. Please refer to the Partnership[‘s filings with the Securities and Exchange Commission (“SEC”) for more detailed information regarding these risks, uncertainties and assumptions.

Important Notice to Investors

This Current Report on Form 8-K does not constitute an offer to sell any securities. Any such offer will be made only by means of a prospectus pursuant to a registration statement on Form S-4 filed with the SEC, and only if and when a definitive agreement has been entered into by the Company and the Partnership. If the proposed merger is approved, a registration statement of the Company, which will include a proxy statement of the Company, an information statement of the Partnership, a Company prospectus and other materials, will be filed with the SEC.

IF AND WHEN APPLICABLE, INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE DOCUMENTS FILED WITH THE SEC REGARDING THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PARTNERSHIP AND THE PROPOSED MERGER.

If and when available, investors and security holders may obtain a free copy of the applicable proxy statement, information statement, prospectus and other documents filed with the SEC containing information about the Company and the Partnership, without charge, at the SEC’s website at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the registration statement and the proxy statement/prospectus by phone, e-mail or written request by contacting the investor relations department of SXC or SXCP at the following:

SunCoke Energy, Inc. 1011 Warrenville Road, Suite 600 Lisle, IL 60532 Attention: Investor Relations Phone: 630-824-1907 E-mail: investorrelations@suncoke.com	SunCoke Energy Partners, L.P. 1011 Warrenville Road, Suite 600 Lisle, IL 60532 Attention: Investor Relations Phone: 630-824-1987 E-mail: investorrelations@suncoke.com

Participants in the Transaction

If and when SXC and SXCP have entered into a definitive merger agreement, SXC, SXCP, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions contemplated by such an agreement. Information regarding directors and executive officers of SXCP’s general partner is contained in SXCP’s Form 10-K for the year ended December 31, 2015, which has been filed with the SEC. Information regarding SXC’s directors and executive officers is contained in SXC’s definitive proxy statement dated March 23, 2016, which is filed with the SEC. A more complete description will be available in the registration statement and the related proxy statement/prospectus if and when filed.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNCOKE ENERGY PARTNERS, L.P.

By:	SunCoke Energy Partners GP LLC,
its General Partner

	By:	/s/ Fay West
Fay West
Senior Vice President and
Chief Financial Officer

Date: October 31, 2016

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press release dated October 31, 2016

99.2	Company proposal letter, dated October 28, 2016